UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2006

Kosan Biosciences Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31633	94-3217016
(Commission File Number)	(IRS Employer Identification No.)

3832 Bay Center Place, Hayward, CA 94545

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 732-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2006, Kosan Biosciences Incorporated (the “Company”) and The Sloan-Kettering Institute for Cancer Research (“Sloan-Kettering”) entered into a letter agreement relating to their Research and License Agreement August 25, 2000, as amended. In the letter agreement, the Company and Sloan-Kettering agreed to the division between them of any royalties received by the Company from Bristol-Myers Squibb Company (“BMS”) under the Cross License Agreement between the Company and BMS dated March 24, 2006 (the “Cross License Agreement”). The Company and Sloan-Kettering also agreed that any royalties paid by the Company to BMS under the Cross License Agreement would not reduce Sloan-Kettering’s share of royalties received by the Company from Hoffmann-La Roche Inc. and F. Hoffmann-La Roche Ltd. (collectively, “Roche”) pursuant to their Collaborative Research, Development and Commercialization Agreement dated September 19, 2002, as amended. The Company and Sloan-Kettering further agreed to the division between them of any payments received by the Company from Roche pursuant to their letter agreement dated March 27, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kosan Biosciences Incorporated

Dated: May 10, 2006	By:	/s/ Margaret A. Horn
Margaret A. Horn, Senior Vice President, Legal and Corporate Development, General Counsel and Secretary

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